T.Rowe Price Active Crypto ETF S-1

Exhibit 24.1

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated*. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned officers of the Sponsor, hereby constitute and appoint David Oestreicher, Alan Dupski, and Francine Rosenberger, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David Oestreicher	Chief Executive Officer of the Sponsor	September 4, 2025
David Oestreicher

/s/ Alan Dupski	Chief Financial Officer of the Sponsor	September 4, 2025
Alan Dupski

*	The registrant is a trust, and the persons are signing in their capacities as officers of T. Rowe Price Sponsor LLC, the Sponsor of the registrant.